Exhibit 10.3

NeuroOne Medical Technologies Corporation

Attention:  Dave Rosa, Chief Executive Officer

7599 Anagram Drive

Eden Prairie, MN 55344

August 2, 2024

Ladies and Gentlemen:

Reference is hereby made to that certain Loan and Security Agreement, dated as of August 2, 2024 (as may be amended, modified, supplemented or restated from time to time, the “Loan Agreement”), by and between GROWTH OPPORTUNITY FUNDING, LLC, a Delaware limited liability company (the “Lender” or “we”), and NEUROONE MEDICAL TECHNOLOGIES CORPORATION, a Delaware corporation (the “Borrower” or “you”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

This letter agreement (this “Fee Letter”) is the Fee Letter referred to in the Loan Agreement and confirms our agreement with respect to the payment of fees set forth herein.

1.	Standby Term Fee. The Borrower shall pay to the Lender (i) a cash fee of $150,000 (the “Standby Cash Fee”) and (ii) a warrant fee (the “Standby Warrant Fee”) consisting of a warrant exercisable for five years for 100,000 shares of the Borrower’s common stock at an exercise price per share equal to $0.66 (the “Warrant Exercise Price”). The Borrower shall pay the Standby Cash Fee on the earlier of (x) the last day of the Standby Term and (y) the first Funding Date (and the Borrower agrees that the Standby Cash Fee may be deducted from the proceeds of the Loan funded on such Funding Date). The Borrower shall pay the Standby Warrant Fee on the date of this Fee Letter.

2.	Draw Fee. The Borrower shall pay to the Lender a cash draw fee equal to $50,000 for each $500,000 in aggregate principal amount of Loans made by the Lender to the Borrower (the “Cash Draw Fee”). The Cash Draw Fee shall be paid on each Funding Date (including the initial Funding Date) and the Borrower agrees that the applicable Cash Draw Fee may be deducted from the proceeds of each Loan. In addition, the Borrower shall pay to the Lender on each Funding Date a warrant draw fee for each $500,000 in aggregate principal amount of Loans made by the Lender to the Borrower (the “Warrant Draw Fee”), consisting of a warrant exercisable for five years for 50,000 shares of Borrower’s common stock at an exercise price per share equal to the Warrant Exercise Price, which warrant will be in form substantially similar to the form of Standby Warrant Fee warrant.

The Standby Cash Fee and the Cash Draw Fees shall be paid in U.S. dollars in immediately available funds. All fees payable hereunder shall not be subject to reduction by way of setoff or counterclaim or be otherwise affected by any claim or dispute related to any other matter. In addition, all fees payable hereunder shall be paid without deduction for any taxes, levies, imposts, duties, charges or withholdings imposed by any national, state or local taxing authority, or will be grossed up by you for such amounts. Once paid, such fees shall not be refundable under any circumstances.

This Fee Letter is delivered to you on the understanding that neither it nor any of its terms or substance shall be disclosed by you, directly or indirectly, to any other person except (a) you and your officers, directors, employees, attorneys, accountants, agents and advisors, in each case on a confidential and need-to-know basis or (b) in any legal, judicial or administrative proceeding or as otherwise required by law or regulation or as requested by a governmental authority (and you agree, with respect to any disclosure described in this clause (b), to the fullest extent permitted by law, to inform us promptly in advance thereof).

Furthermore, the Borrower may not issue any press release or make other public announcement with respect to the Loan Agreement or the transactions contemplated thereby or describing the Borrower as a recipient of financing from the Lender or any of its affiliates without the prior written consent of the Lender (not to be unreasonably withheld, conditioned or delayed); provided that the Borrower may make disclosures in filings with the Securities and Exchange Commission solely to the extent necessary to comply with applicable U.S. securities laws (in which case the Borrower shall give the Lender a reasonable opportunity, prior to any such disclosure, to review and provide comments thereon).

This Fee Letter may not be amended or waived except by an instrument in writing signed by us and you. This Fee Letter shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

This Fee Letter may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same instrument. Delivery of an executed signature page of this letter agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

[Signature pages follow]

If you are in agreement with the foregoing, please sign and return the enclosed counterparts of this Fee Letter to the Lender.

Growth Opportunity Funding, LLC

By:	/s/ Robert Axenrod
	Name:	Robert Axenrod
	Title:	Authorized Signatory

Signature Page to Fee Letter

Accepted and agreed as of the date first above written:

NeuroOne Medical Technologies Corporation

By:	/s/ David A. Rosa
	Name:	David A. Rosa
	Title:	Chief Executive Officer & President

Signature Page to Fee Letter

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